Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Scientific Games Corporation Inducement Equity Award Agreement of our report dated February 27, 2015, with respect to the financial statements of Lotterie Nazionali S.r.l. as of December 31, 2014, included in the Annual Report (Form 10-K) of Scientific Games Corporation for the year ended December 31, 2015.

/s/ EY S.p.A.

Rome, Italy

August 31, 2016